UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

CTI Group (Holdings) Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 262-4582

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

On December 11, 2014, CTI Group (Holdings) Inc. (the “Company”) announced that the Company’s Board of Directors had appointed Manfred Hanuschek, the Company’s Chief Financial Officer, as interim President and Chief Executive Officer of the Company, effective immediately upon the retirement of John Birbeck from such positions on December 31, 2014. As previously disclosed, on October 16, 2014, Mr. Birbeck tendered his resignation as President and Chief Executive Officer of the Company, effective December 31, 2014. Mr. Hanuschek will retain his duties as the Company’s Chief Financial Officer.

The additional biographical and other information concerning Mr. Hanuschek required by Item 5.02(c) of Form 8-K was previously reported in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2014, and is incorporated herein by reference.

A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1*	Press release announcing the appointment of Manfred Hanuschek as interim President and Chief Executive Officer, dated December 11, 2014.

*	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

Date: December 11, 2014	By:	/s/ Manfred Hanuschek
	Name:	Manfred Hanuschek
	Title:	Chief Financial Officer

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